UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

WORTHINGTON INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Old Wilson Bridge Road, Columbus, Ohio 43085

(Address of Principal Executive Offices) (Zip Code)

(614) 438-3210

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WOR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Explanatory Note:

On June 29, 2023, Worthington Industries, Inc. (the “Registrant”) filed a Current Report on Form 8-K (the “Original Report”) with the U.S. Securities and Exchange Commission. Subsequent to filing the Original Report, the Registrant discovered a typographical error in Item 8.01 of the Original Report, which stated that the Registrant’s Board of Directors (the “Board”) declared a quarterly dividend of $0.31 per share.  The purpose of this amendment is to correct quarterly dividend amount, which is $0.32 per share, as is also noted in the Dividend Release (as defined below) included herewith as Exhibit 99.2.

Item 2.02.	Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02:

On June 28, 2023, the Registrant issued a news release (the “Financial News Release”) reporting results for the fourth quarter and fiscal year ended May 31, 2023. A copy of the Financial News Release is furnished herewith as Exhibit 99.1.

The Registrant has included both GAAP financial measures and non-GAAP financial measures in the Financial News Release to provide investors with additional information that the Registrant believes allows for increased comparability of the performance of the Registrant’s ongoing operations from period to period. Please see the Financial News Release for further explanations of why the Registrant uses the non-GAAP financial measures and believes they provide useful information to investors regarding the Registrant’s financial condition and results of operations, as well as the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2023, Peter Karmanos, Jr., 80, notified the Registrant of his intention to retire from the Board and its committees, effective at the adjournment of the Registrant’s 2023 annual meeting of shareholders. As a result, Mr. Karmanos will not stand for re-election at the 2023 annual meeting of shareholders and, contemporaneous with Mr. Karmanos’ retirement becoming effective, the Board will reduce the number of Board seats from 12 to 11 pursuant to Section 2.02(C) of the Registrant’s Code of Regulations.

As disclosed in the Registrant’s Current Report on Form 8-K filed on January 5, 2023, on January 4, 2023, John P. McConnell, Executive Chairman of the Registrant, notified the Board that he intended to step down from the Board in June 2023. On June 28, 2023, Mr. McConnell notified the Board that he intends to defer his retirement and will remain on the Board to continue providing leadership to the Registrant and the Board in preparation for the planned separation of the Registrant’s Steel Processing business. The effective date of Mr. McConnell’s retirement has not been fixed.

Item 8.01.	Other Events.

On June 28, 2023, the Registrant issued a news release (the “Dividend Release”) reporting that the Board declared a quarterly cash dividend of $0.32 per share in respect of the Registrant’s common shares. The dividend was declared on June 28, 2023, and is payable on September 29, 2023 to shareholders of record at the close of business on September 15, 2023. A copy of the Dividend Release is filed herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(a) – (c) Not applicable.

(d)       Exhibits: The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by Worthington Industries, Inc. on June 28, 2023 (Financial News Release)
99.2	News Release issued by Worthington Industries, Inc. on June 28, 2023 (Dividend Release)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: June 30, 2023	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary